EX-28.h.4.a

DFA INVESTMENT DIMENSIONS GROUP INC.

6300 Bee Cave Road, Building One

Austin, Texas 78746

United States of America

(512) 306-7400

October 13, 2014

State Street Bank and Trust Company

Copley Tower

100 Huntington Avenue

Boston, MA 02116

Attention: Steve Duncan, Senior Vice President

Re:	DFA INVESTMENT DIMENSIONS GROUP INC. (the “Fund”)

Ladies and Gentlemen:

Please be advised that the undersigned Fund has established one new portfolio to be known as DFA Municipal Real Return Portfolio (the “Portfolio”), which is expected to commence operating on November 3, 2014.

In accordance with Section 19, the Appointment of Administrator provision of the U.S. Mutual Funds Administration Agreement dated as of October 3, 2012 by and among State Street Bank and Trust Company (“State Street”) and the Fund (as amended, modified or supplemented from time, the “Agreement”), the undersigned Fund hereby requests that State Street act as Administrator for the Portfolio under the terms of the Agreement. In connection with such request, the undersigned Fund hereby confirms to State Street, as of the date hereof, its representations and warranties set forth in Section 4 of the Agreement.

Attached as Appendix A hereto is a replacement of “Appendix A” to the Agreement, effective as of the date set forth below.

Please indicate your acceptance of the foregoing by executing two copies of this letter agreement, returning one to the Fund and retaining one for your records.

Sincerely,

DFA INVESTMENT DIMENSIONS GROUP INC. on behalf of each party to the Agreement

By:	/s/ Carolyn O
Name:	Carolyn O
Title:	Vice President, Duly Authorized

Agreed and Accepted:

STATE STREET BANK AND TRUST COMPANY

By:	/s/ Michael F. Rogers
Name:	Michael F. Rogers
Title:	Executive Vice President, Duly Authorized
Effective Date:	October 15, 2014

ADMINISTRATION AGREEMENT

APPENDIX A

Updated as of November 3, 2014

DFA INVESTMENT DIMENSIONS GROUP INC.

* U.S. Small Cap Portfolio

* U.S. Small Cap Value Portfolio

* U.S. Large Cap Value Portfolio

* Enhanced U.S. Large Company Portfolio

* U.S. Micro Cap Portfolio

* U.S. Targeted Value Portfolio

* LWAS/DFA International High Book to Market Portfolio

* Emerging Markets Portfolio

* Japanese Small Company Portfolio

* United Kingdom Small Company Portfolio

* Continental Small Company Portfolio

* Asia Pacific Small Company Portfolio

* DFA One-Year Fixed Income Portfolio

* DFA Two-Year Global Fixed Income Portfolio

* Emerging Markets Value Portfolio

* DFA Real Estate Securities Portfolio

* DFA International Small Cap Value Portfolio

* Large Cap International Portfolio

* DFA Five-Year Global Fixed Income Portfolio

* DFA Intermediate Government Fixed Income Portfolio

* DFA Short-Term Government Portfolio

* VA U.S. Targeted Value Portfolio

* VA U.S. Large Value Portfolio

* VA International Value Portfolio

* VA International Small Portfolio

* VA Short-Term Fixed Portfolio

* VA Global Bond Portfolio

* International Small Company Portfolio

* Emerging Markets Small Cap Portfolio

* Tax-Managed U.S. Targeted Value Portfolio

* Tax-Managed U.S. Small Cap Portfolio

* Tax-Managed DFA International Value Portfolio

* Tax-Managed U.S. Marketwide Value Portfolio

* Tax-Managed U.S. Equity Portfolio

* DFA Short-Term Municipal Bond Portfolio

* Emerging Markets Core Equity Portfolio

* U.S. Core Equity 1 Portfolio

* U.S. Core Equity 2 Portfolio

* International Core Equity Portfolio

* U.S. Vector Equity Portfolio

* Emerging Markets Social Core Equity Portfolio

* International Social Core Equity Portfolio

* DFA Inflation-Protected Securities Portfolio

* DFA International Real Estate Securities Portfolio

* DFA California Short-Term Municipal Bond Portfolio

* T.A. U.S. Core Equity 2 Portfolio

* U.S. Social Core Equity 2 Portfolio

* CSTG&E U.S. Social Core Equity 2 Portfolio

* CSTG&E International Social Core Equity Portfolio

* DFA Selectively Hedged Global Fixed Income Portfolio

* U.S. Sustainability Core 1 Portfolio

* International Sustainability Core 1 Portfolio

* T.A. World ex U.S. Core Equity Portfolio

* DFA Global Real Estate Securities Portfolio

* DFA International Value ex Tobacco Portfolio

* DFA International Vector Equity Portfolio

* DFA Short-Term Extended Quality Portfolio

* DFA Intermediate-Term Extended Quality Portfolio

* World ex U.S. Value Portfolio

* World ex U.S. Targeted Value Portfolio

* U.S. Large Cap Growth Portfolio

* U.S. Small Cap Growth Portfolio

* International Large Cap Growth Portfolio

* International Small Cap Growth Portfolio

* DFA Commodity Strategy Portfolio

* DFA California Intermediate-Term Municipal Bond Portfolio

* DFA Investment Grade Portfolio

* Dimensional Retirement Equity Fund II

* Dimensional Retirement Fixed Income Fund II

* Dimensional Retirement Fixed Income Fund III

* DFA World ex U.S. Government Fixed Income Portfolio

* Selectively Hedged Global Equity Portfolio

* DFA Intermediate-Term Municipal Bond Portfolio

* World ex U.S. Core Equity Portfolio

* DFA VA Global Moderate Allocation Portfolio

* U.S. Large Cap Equity Portfolio

* DFA Short-Duration Real Return Portfolio

* DFA Municipal Real Return Portfolio